FOR IMMEDIATE RELEASE

CONTACTS:	James G. Rakes, President & CEO (540) 951-6236
J. Robert Buchanan	(276) 979-0341

NATIONAL BANKSHARES, INC.

REPORTS THIRD QUARTER EARNINGS

BLACKSBURG, VA, OCTOBER 18, 2007: National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today reported that it posted third quarter net income of nearly $3.2 million. This translates to basic net income per share of $0.46. Year-to-date net income totaled $9.45 million, slightly higher than the $9.43 million reported at September 30, 2006. National Bankshares, Inc., a financial holding company with headquarters in Blacksburg, Virginia, had net loans of $509.20 million at the end of the third quarter, an increase of 3.42% over net loans in the same period last year. Total assets on September 30 were $861.89 million, up by 2% over 2006.

The Company’s Chairman, President & CEO James G. Rakes commented, “I am pleased to report that National Bankshares’ continued focus on the basics of community banking has allowed us to maintain a solid level of earnings. It is our lending philosophy that sound credit underwriting benefits both the customer and the bank, so we have never been involved in sub-prime lending. Loan quality remains good. And this quarter’s addition to the allowance for loan losses is the first significant contribution in well over a year.” Mr. Rakes continued, “As we deal with future challenges, we intend to continue to offer our customers a full range of financial products and services, with the personal attention they deserve.”

National Bankshares, Inc. is the parent company of National Bank, a 116 year-old community bank with 26 office locations in Southwest Virginia. The Company also has a non-bank financial services subsidiary in the same market which does business as National Bankshares Investment Services and National Bankshares Insurance Services. National Bankshares, Inc. stock trades on the NASDAQ Stock Market under the symbol “NKSH”. Additional information is available on the Company’s web site at www.nationalbankshares.com.

(unaudited tables follow)

National Bankshares, Inc. And Subsidiaries
(000’s), except ratios and percent data

Three months ending	September 30, 2007	September 30, 2006	Change

Selected Consolidated Data :
Interest income	$12,693	$12,042	5.41%
Interest expense	5,442	4,691	16.01%
Net interest income	7,251	7,351	-1.36%
Provision for loan losses	119	16	643.75%
Trust income	286	314	-8.92%
Other noninterest income	1,839	1,918	-4.12%
Salary and benefits	2,621	2,866	-8.55%
Occupancy expense	419	474	-11.60%
Amortization of intangibles	284	284	0.00%
Other noninterest expense	1,776	1,772	0.23%
Income taxes	-961	-970	-0.93%
Net income	$3,196	$3,201	-0.16%
Basic net income per share	$0.46	$0.46	$0.00

Daily averages:
Gross loans	$510,811	$495,539	3.08%
Loans,net	504,725	489,243	3.16%
Total securities	281,921	267,339	5.45%
Total deposits	751,896	732,009	2.72%
Other borrowings	134	528	-74.62%
Stockholders’ equity	100,527	95,443	5.33%
Cash and due from	13,021	15,113	-13.84%
Interest-earning assets	800,998	771,234	3.86%
Interest-bearing liabilities	641,988	627,895	2.24%
Intangible assets	15,286	16,424	-6.93%
Total assets	859,736	832,157	3.31%

Financial ratios: Note (1)
Return on average assets	1.47%	1.53%	-0.06
Return on average equity	12.61%	13.31%	-0.70
Net interest margin	3.98%	4.04%	-0.06
Average equity to average assets	11.69%	11.47%	0.22
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,000	$5,340	-6.37%
Provision for losses	119	16	643.75%
Charge-offs	-94	-136	-30.88%
Recoveries	18	32	-43.75%
Ending balance	$5,043	$5,252	-3.98%

Year to Date	September 30, 2007	September 30, 2006	Change

Selected Consolidated Data :
Interest income	$37,918	$35,474	6.89%
Interest expense	16,228	13,303	21.99%
Net interest income	21,690	22,171	-2.17%
Provision for loan losses	129	40	222.50%
Trust income	1,019	1,059	-3.78%
Other noninterest income	5,544	5,444	1.84%
Salary and benefits	8,240	8,706	-5.35%
Occupancy expense	1,316	1,479	-11.02%
Amortization of intangibles	853	853	0.00%
Other noninterest expense	5,452	5,258	3.69%
Income taxes	-2,811	-2,907	-3.30%
Net income	$9,452	$9,431	0.22%
Basic net income per share	$1.36	$1.35	$0.01
Fully diluted net income per share	$1.35	$1.34	$0.01
Dividends per share	$0.37	$0.36	$0.01
Dividend payout ratio	27.34	26.77	$0.57
Book value per share	$14.77	14.00	$0.77

Balance sheet at period-end:
Gross loans	$515,350	$498,626	3.35%
Loans, net	$509,203	$492,353	3.42%
Total securities	280,774	266,740	5.26%
Cash and due From	12,058	14,598	-17.40%
Total deposits	751,981	742,793	1.24%
Other borrowings	66	76	-13.16%
Stockholders’ equity	102,770	97,803	5.08%
Intangible assets	15,123	16,260	-6.99%
Total assets	861,889	844,997	2.00%

Daily averages:
Gross loans	$507,921	$491,829	3.27%
Loans,net	501,786	485,488	3.36%
Total securities	284,675	270,524	5.23%
Total deposits	757,185	736,511	2.81%
Other borrowings	814	495	64.44%
Stockholders’ equity	99,588	94,499	5.39%
Cash and due from	13,971	16,028	-12.83%
Interest-earning assets	804,839	772,356	4.21%
Interest-bearing liabilities	650,181	626,744	3.74%
Intangible assets	15,570	16,687	-6.69%
Total assets	864,570	835,494	3.48%

Financial ratios: Note (1)
Return on average assets	1.46%	1.51%	-0.05
Return on average equity	12.69%	13.34%	-0.65
Net interest margin	4.00%	4.17%	-0.17
Efficiency ratio	51.73%	53.08%	-1.35

Average equity to average assets	11.52%	11.31%	0.21
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,157	$5,449	-5.36%
Provision for losses	129	40	222.50%
Charge-offs	-319	-345	-7.54%
Recoveries	76	108	-29.63%
Ending balance	$5,043	$5,252	-3.98%

Nonperforming assets:
Nonaccrual loans	1,208	$4	-100.00%
Total nonperforming loans Note (2)	1,208	4	-100.00%
Other real estate owned	192	390	-50.77%
Total nonperforming assets	$1,400	$394	255.33%

Asset quality ratios: Note (3)
Nonperforming loans to total loans	0.235%	---	---
Allowance for loan losses to total loans	0.98%	1.06%	-7.93%
Allowance for loan losses to nonperforming loans	417.47%	1313.00%	---
Note (2) Loans 90 days past due or more not included
Note (3) Ratio change measured in bp